                                  SUBLEASE

                               BY AND BETWEEN

                            iXL-SAN DIEGO, INC.,

                          A DELAWARE CORPORATION,

                                 SUBLESSOR

                                    AND

                                KINZAN.COM,

                                 SUBTENANT

          WHEREAS, the parties are agreeable to entering into a sublease of the Premises on the terms and conditions set forth below; and

          WHEREAS, unless otherwise defined in this Sublease, all capitalized terms used herein have the meanings set out for them in the Main Lease.

                                 AGREEMENT

          NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Subtenant hereby agree as follows;

          1. INCORPORATION OF RECITALS. The foregoing recitals are incorporated into and made a part of this Sublease as if each were specifically recited herein.

          2. DEMISE AND TERM. Sublessor hereby subleases the Premises to Subtenant, and Subtenant hereby hires and accepts the Premises from Sublessor. The Premises shall include the appurtenant right to the use, in common with others, of the lobbies, entrances, stairs, corridors, elevators and other public portions of the building containing the Premises (the "Building"), to the extent that Sublessor has the right to use the same as Tenant under the Main Lease. The term of this Sublease (the "Term") shall commence with respect to Suite 250 on the commencement date established in the First Amendment for Suite 250 (the "Suite 250 Commencement Date") and the Term shall commence with respect to Suite 260 on the commencement date established in the First Amendment for Suite 260 (the "Suite 260 Commencement Date"). The Term shall end on August 31, 2003 (the "Expiration Date"), unless sooner terminated as herein provided. Sublessee shall have no option to renew or extend the term of this Sublease or to expand the Premises, except as specifically provided in Section 9(e) hereof.

          3. SUBORDINATE TO MAIN LEASE. This Sublease is and shall be subject and subordinate to the Main Lease. A copy of the Main Lease (from which certain economic terms have been excised) is attached hereto as EXHIBIT A and made a part hereof.

          4.   COMPLIANCE WITH MAIN LEASE.

               (a) Except as set forth in the immediately succeeding sentence, the terms, covenants and conditions of the Main Lease (the "Incorporated Provisions") are incorporated herein by reference.
          Section 3.1 and 38 and EXHIBIT B of the Original Lease and
          Sections D, E and H of the First Amendment are specifically excluded from the Incorporated Provisions, and Sections J and K are specifically included for the benefit of Subtenant although the terms of Section K shall be equally for Sublessor's benefit. Except to the extent that the Incorporated Provisions are inapplicable or are modified by the provisions of this Sublease, the Incorporated Provisions binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and the Incorporated Provisions, binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such Incorporated Provisions were.

                                  SUBLEASE

          THIS SUBLEASE ("Sublease") is made and dated as of the 5th day of April 1999, by and between iXL-San Diego, Inc., a Delaware corporation, having an address of 2121 Palomar Airport Road, Suite 200, Carlsbad, California 92009 ("Sublessor") and Kinzan.com, a California corporation, having an address of 2111 Palomar Airport Road, Suite 250, Carlsbad, California 92009 ("Subtenant").

                                 WITNESSETH:

          WHEREAS, Sublessor is tenant under that certain lease dated July 7, 1998 (the "Original Lease") with CB Graham International, Inc.
("Overlandlord") as landlord, whereby Overlandlord leased to Sublessor approximately 7,280 rentable square feet of office space (the "Original Space") located on the second floor of the building located at 2121 Palomar Airport Road (the "Original Building");

          WHEREAS, Sublessor and Subtenant have entered into a Services Agreement dated January 29, 1999 under which Sublessor will provide services to Subtenant ("Services Agreement"), Sublessor is an investor in Subtenant and Subtenant is an iXL venture, Subtenant is desirous of leasing space in the complex of which the Original Building is a part, Subtenant has requested that Sublessor assist Subtenant in leasing such space, and Sublessor has agreed to accommodate Subtenant's request and to sublet space to Subtenant in conjunction with the Services Agreement (provided, however, that this Sublease is an additional obligation of and agreement between the parties hereto, the Services Agreement is referenced herein ONLY because the Services Agreement requires a reference be made thereto in each agreement which requires Subtenant to make payment(s) to Sublessor and this Sublease is not otherwise subject to or affected by the Services Agreement in any way); and

          WHEREAS, as a result of the foregoing Sublessor and Overlandlord have entered that certain First Amendment to Lease dated as of March 19 1999 (the "First Amendment") pursuant to which the Original Space has been expanded to include approximately 3,537 rentable square feet of office space, shown more particularly on EXHIBIT B attached hereto and composed of that portion designated as Suite 250 on EXHIBIT B (approximately 2,980 rentable square feet) ("Suite 250") and that portion designated as Suite 260 on EXHIBIT B (approximately 557 rentable square feet) ("Suite 260") (Suite 250 and Suite 260 being hereafter collectively referred to as the "Premises") and Overlandlord has granted Sublessor a Right of First Offer on contiguous space ("Suite 270") for the benefit of Subtenant if Subtenant desires to expand the Premises (subject to the terms and conditions hereinafter set forth); and

          WHEREAS, the Original Lease, as amended by the First Amendment is hereinafter referred to as the Main Lease.

          WHEREAS, Sublessor desires to sublet the Premises to Subtenant, and Subtenant desires to sublet the Premises from Sublessor;

          completely set forth in this Sublease, and as if the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean, respectively, "Sublessor" and "Subtenant" in this Sublease, and as if the words "Premises," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean "Premises" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean this "Sublease."

               (b) The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by 5 days, so that in each instance Subtenant shall have 5 days less time to observe or perform hereunder than Sublessor has as the tenant under the Main Lease, except that:

                     (i) any such time limits which are 7 days or less shall instead be shortened in each instance by 3 business days, and

                     (ii) any such time limits which are 3 days or less shall instead be shortened in each instance so that such time limits shall expire 1 business day prior to the expiration of such time limits under the Main Lease.


               (c) If any of the express provisions of this Sublease shall conflict with any of the Incorporated Provisions, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If Subtenant receives any notice or demand from Overlandlord under the Main Lease, Subtenant shall deliver a copy thereof to Sublessor by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Subtenant's receipt of such notice. If Sublessor receives any notice of default from Overlandlord under the Main Lease, Sublessor shall deliver a copy thereof to Subtenant by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Sublessor's receipt of such notice.

          5. PERFORMANCE BY SUBLESSOR. Sublessor shall not be required to furnish, supply or install anything required under any article of the Main Lease. Sublessor shall have no liability or responsibility whatsoever for Overlandlord's failure or refusal to perform under the Incorporated Provisions. Subtenant shall have the right to instruct Overlandlord with respect to the performance by Overlandlord of Overlandlord's obligations as landlord under the Main Lease. Upon Sublessor's receipt of a written notice from Subtenant that Sublessor has failed to perform an obligation under the Incorporated Provisions, (because of a failure of Overlandlord to perform its obligation under the Main Lease) then Sublessor may, at its sole and exclusive option either (a) use its reasonable efforts to cause Overlandlord to observe and perform the same, provided, however, that Sublessor does not guarantee Overlandlord's compliance with the Incorporated Provisions, or (b) direct Subtenant to pursue its claim directly against Overlandlord which shall be done at Subtenant's sole cost and expense. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublessor's rights under the Main Lease. Notwithstanding any provision to the contrary contained herein, as to Incorporated Provisions, Sublessor shall not be required to make any payment or perform any obligation, and Sublessor shall have no liability to Subtenant for any matter whatsoever, except for (i) Sublessor's obligation to pay the rent due under the Main Lease, and (ii) Sublessor's obligation to use reasonable efforts, upon the written request of Subtenant, to cause Overlandlord to observe and/or perform its obligations under the Main Lease (or, in the alternative, to direct Subtenant to pursue its claim against Overlandlord). Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building, by Overlandlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any: (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease; (ii) constructive eviction, whether in whole or in part; or (iii) liability on the part of Sublessor.

     6. NO BREACH OF MAIN LEASE. Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease.

     7. NO PRIVITY OF ESTATE. Nothing contained in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Overlandlord.

     8. INDEMNITY. Subtenant hereby does and shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which Sublessor may incur or pay by reason of: (i) Subtenant's use, occupancy or management of the Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Premises; (iii) any breach or default hereunder on Subtenant's part; (iv) any work done by or on behalf of Subtenant in or to the Premises, or (v) any act, omission or negligence occurring in, on or about the Premises on the part of Subtenant and/or its officers, employees, agents, customers, invitees or any person claiming through or under Subtenant.

     9.   RENT.

          (a) Subtenant shall pay to Sublessor base rent (the "Base Rent") in accordance with the following Base Rent Table.

                                           Base Rent Table***
                                           ------------------
          Base Rent Period                 Monthly Base Rent            Monthly Base Rent/Square Feet
          ----------------                 -----------------            -----------------------------
          *Commencement Date - 6/30/99        $5,840.80                            $1.96
          **7/1/99 - 3/31/00                  $6,932.52                            $1.96
          4/1/00 - 3/31/01                    $7,209.81                            $2.04
          4/1/01 - 3/31/02                    $7,498.19                            $2.12
          4/1/02 - 3/31/03                    $7,798.11                            $2.20
          4/1/03 - 8/31/03                    $8,110.03                            $2.29

          *Monthly rent for April 1999 to be prorated based upon possession and rent commencement date of Suite 250 in accordance with the Main Lease.

          **Monthly rent for July 1999 to be prorated based upon possession and rent commencement date of Suite 260 in accordance with the Main Lease.

          ***In addition to the amounts set forth in the Base Rent Table, monthly base rent during the Term shall also include a fee of $125.00 per month to defray Sublessor's administrative expenses.

          (b) Subtenant shall pay the Monthly Base Rent to Sublessor in advance of the first day of each month during the Term at the offices of Sublessor identified at the beginning of this Sublease or elsewhere as Sublessor shall direct. In addition to the Monthly Base Rent, Subtenant shall also pay to Sublessor any and all other amounts payable by Sublessor to Overlandlord with respect to the Premises under the Main Lease including, without limitation, the electricity charges and other operating expenses due under the Main Lease (the "Additional Charges") on or before the day such Additional Charges are to be paid under the Main Lease.

          (c) "Rent" (which term shall include the Base Rent and any Additional Charges) shall be paid promptly when due, without notice or demand therefor and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Base Rent and Additional Charges shall be paid to Sublessor by good unendorsed check of Subtenant at the address of Sublessor set forth at the beginning of this Sublease or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Charges due under this Sublease; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor.

          (d) Upon the execution of (i) this Sublease by both Sublessor and Subtenant and (ii) consent to this Sublease by Overlandlord as provided herein, Subtenant may take possession of the Premises. Subtenant hereby agrees that if Subtenant takes possession of any portion of the Premises prior to the Suite 250 Commencement Date, then from and after the date Subtenant takes possession of the Premises (the "Possession Date"), all of Subtenant's obligations and duties under this Sublease shall be effective except that respective base and additional rent obligations for Suites 250 and 260 shall not commence until such obligations commence under the Main Lease. Notwithstanding anything in this Sublease to the contrary, Subtenant shall pay all charges incurred by Subtenant (including but not limited to fees, if any, charged by Overlandlord) in connection with Subtenant's relocation to the Premises, the installation of all equipment and utility services for the Premises which are required by Subtenant, including, but not limited to, telephones, computers, and additional electric service.

          (e) In the event Subtenant desires to exercise the Right of First Offer in Section J of the First Amendment as to Suite 270, Suite 270 shall be deemed included under the Sublease and the Base Rent, Additional Charges and Security Deposit shall be increased to reflect the increase in the size of the Premises resulting from the inclusion of

          Suite 270. Notwithstanding any provision to the contrary contained in this Sublease, Subtenant shall not be entitled to exercise the Right of First Offer if Subtenant is in default under this Sublease beyond applicable notice and cure periods. Provided Subtenant is not in uncured default hereunder, Sublessor agrees to cooperate with Subtenant (at no cost or expense to Sublessor) in order to facilitate Subtenant's exercise of the Right of First Offer, but Subtenant acknowledges and agrees that Sublessor has no independent obligation to honor the Right of First Offer and that the Right of First Offer will be available to Subtenant only to the extent the rights are available to Sublessor under the Main Lease.

          10. CONDITION OF PREMISES. Sublessor shall deliver the Premises to Subtenant on the Commencement Date in "as is/where is" condition. Sublessor shall have no obligations under this Sublease or otherwise to perform any work, alterations, installations or to remove any asbestos or asbestos containing material or other hazardous material or substances (collectively, "ACM"), if any, from the Premises or elsewhere. Sublessor makes no representations or warranties whatsoever with respect to the presence of ACM in the Premises or Building, or the Building and/or Premises' compliance with applicable laws (including environmental laws). In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make. Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections of the Premises. Subtenant shall not make any alterations or improvements in the Premises, without Sublessor's prior written consent, which shall not be unreasonably withheld or delayed provided Overlandlord has consented to same and Subtenant has otherwise complied with the requirements of the Main Lease. Subtenant's use, occupancy, repair, maintenance and improvement of the Premises shall be in full compliance with applicable laws.

          11. CONSENTS AND APPROVALS. In any instance when Sublessor's consent or approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable and in good faith if such consent or approval has not been obtained from Overlandlord; provided however, Sublessor covenants to use reasonable efforts, at the sole cost and expense of Subtenant (including, without limitation, reasonable attorneys' fees and expenses), to obtain the consent or approval of Overlandlord and will indicate to Overlandlord in those cases where its approval is conditioned upon Overlandlord's approval that it has no objection thereto and agrees that if such consent of Overlandlord shall not be required, Sublessor shall not unreasonably withhold or delay its consent to such matter. In the event that Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages from Sublessor for any withholding or delay of such approval or consent by Sublessor.

          12. NOTICE. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be personally delivered, sent by telefax or by reputable overnight courier delivery service or sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublessor or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the day personally delivered or refused, the next business day after sending by overnight courier as aforesaid or on the third business day after mailing as aforesaid. All notices, consents, approvals, demands, and requests given to Sublessor or Subtenant shall be addressed to the address set forth at the beginning of this Sublease with notices to Sublessor being addressed to the attention of Dee Warren, Controller, with a copy at the same time and in the same manner to iXL-Holdings, Inc., 1888 Emery Street N.W., Atlanta, Georgia 20218,
Attention: T. William Alvey, III, Assistant General Counsel. Either party may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests shall be addressed by a notice given in accordance with the provisions of this Paragraph.

          13. TERMINATION OF MAIN LEASE. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof unless both (a) Subtenant shall not then be in default hereunder, and (b) said termination shall have been effected because of the breach or default of Sublessor as tenant under the Main Lease. Sublessor and Subtenant agree that Section K of the First Amendment shall apply with respect to any termination under the Main Lease, however, Subtenant acknowledges and agrees that in the event Sublessor exercises the termination option provided to Sublessor under the Main Lease, Sublessor shall have no obligation or liability to Subtenant, and it shall be Subtenant's responsibility to negotiate a separate agreement with Overlandlord to remain in the Premises as provided in Section K of the First Amendment. In the event Subtenant elects to exercise the right to terminate under the Main Lease, Sublessor agrees to cooperate with Subtenant in order to facilitate Subtenant's exercise of the termination right (at no cost or expense to Sublessor), but Subtenant acknowledges and agrees that Sublessor has no independent obligation to honor the termination right and further agrees that this Sublease and Subtenant's obligations hereunder shall not terminate unless and until the Main Lease and the obligations thereunder terminate with respect to the Premises. Notwithstanding any provision to the contrary contained herein, Subtenant shall have no right to exercise the right of termination if Subtenant is in default under this Sublease beyond applicable notice and cure periods.

          14. ASSIGNMENT AND SUBLETTINGS. Subtenant shall not, by operation of law, merger, consolidation or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by any person, except with the prior written consent of Sublessor. Sublessor shall not unreasonably withhold its consent to an assignment of this Sublease by Subtenant (which assignment may nevertheless require the consent of Overlandlord), provided that the assignee proposed by Subtenant shall demonstrate to the reasonable satisfaction of Sublessor that such proposed assignee has a net worth and financial capacity equal to or greater than the net worth and financial capacity of Subtenant. Neither the consent of Sublessor to an assignment, subletting, concession or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Subtenant of the requirement of obtaining the consent of Sublessor to any further assignment, subletting, concession or license for all or any part of the Premises. In the event Sublessor consents to any assignment of this Sublease, the assignee shall execute and deliver to Sublessor an agreement in form and substance satisfactory to Sublessor whereby the assignee shall assume all of Subtenant's obligations under this Sublease from and after the date of the assignment. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease, and if this Sublease shall be amended, modified, extended or renewed, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease as so amended, modified, extended or renewed. Any violation of any provision of this Sublease by any assignee, subtenant or other occupant shall be deemed a violation by the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant, it being the intention and meaning that the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant shall all be liable to Sublessor for any and all acts or omissions of any and all assignees, subtenants and other occupants of the Premises claiming by, through or under Subtenant. If this Sublease shall be assigned or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Subtenant named herein, Sublessor may collect rent from any such assignee and/or any subtenants or occupants, and apply the net amounts collected to the Base Rent and Additional Charges, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph, or the acceptance of the assignee, subtenant or occupant as Subtenant, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease.

          15. INSURANCE. Subtenant shall provide and maintain throughout the term of this Sublease a policy or policies of comprehensive public liability insurance in standard form naming Sublessor and Overlandlord as additional insureds and otherwise complying with Section of the Main Lease with limits of not less than $2,000,000.00 combined single limit for both bodily injury or death and for property damage, including water damage. A policy, binder or other reasonable satisfactory evidence of such insurance shall be delivered to Sublessor by Subtenant no less than ten (10) days before the Possession Date. Subtenant shall procure and pay for renewals or replacements of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal or replacement policy or binder or other reasonably satisfactory evidence of such insurance at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of California and shall contain a provision whereby the same cannot be cancelled or modified unless Sublessor is given at least 30 days' prior written notice by certified or registered mail of such cancellation or modification.

          16. RIGHT TO CURE SUBTENANT'S DEFAULTS AND DAMAGES. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublessor shall have the right, but not the obligation, after five days' notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the rate of 2% per calendar month or any part thereof or the then maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

          17.  REMEDIES OF SUBLESSOR.

               (a) "Default" shall mean a default by Subtenant under any provision of this Sublease which default has not been cured within any applicable grace or cure period.

               (b) If a Default occurs, Sublessor shall have, in addition to all its rights and remedies contained in the Incorporated Provisions pursuant to Section 4 hereof, the following rights and remedies; all of Sublessor's rights and remedies under this Sublease are distinct, separate and cumulative, and none will exclude any other right or remedy allowed by law:

                     (i) Sublessor may, with or without notice of such election and with or without entry or other action by Sublessor, immediately terminate this Sublease, in which event the Term of this Sublease shall end and all right, title, and interest of Subtenant hereunder shall expire; or

                     (ii) Sublessor may enforce the provisions of this Sublease and may enforce and protect the rights of the Sublessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement herein or for the enforcement of any other appropriate legal or equitable remedy, including the recovery of all moneys due or to become due under any of the provisions of this Sublease.

               (c) If Sublessor elects to terminate Subtenant's right to possession only without terminating this Sublease, Sublessor, at Sublessor's option, may enter into the Premises, remove Subtenant's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating this Sublease or releasing Subtenant, in whole or in part, from Subtenant's obligation to pay Rent under this Sublease for the full Term, and in the case Sublessor elects to terminate the Sublease or to terminate possession only, Subtenant will immediately pay to Sublessor, if Sublessor so elects, a sum equal to the then present value (as defined in the following sentence) of the entire amount of the Rent specified in Section 9 of this Sublease for the remainder of the Term, plus any other sums then due under this Sublease, less the fair rental value of the Premises for such period. In calculating this sum, present value shall be computed on the basis of a discount rate of six percent per annum. In the alternative, upon and after entry into possession without termination of the Sublease, Sublessor will use its best efforts to relet all or any part of the Premises for Subtenant's account for such rent and for such time and upon such terms as Sublessor in Sublessor's sole discretion may determine. Sublessor will not be required to observe any instruction given by Subtenant about such reletting. Subtenant will, upon demand, pay the cost of Sublessor's expenses of the reletting. If the consideration collected by Sublessor upon any such


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

          reletting for Subtenant's account is not sufficient to pay monthly the full amount of the Rent due under this Sublease, together with the costs of Sublessor's expenses, Subtenant will pay to Sublessor the amount of each monthly deficiency upon demand.

               (d) Subtenant will pay upon demand all of Sublessor's costs, charges, and expenses, including reasonable attorneys' fees, and fees and expenses of agents and others retained by Sublessor in any litigation, negotiation, or transaction in which Sublessor seeks to enforce the terms or provisions of this Sublease.

          18. BROKERAGE. Sublessor and Subtenant each represents to the other that no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Sublessor and Subtenant each agree to indemnify, defend and hold harmless the other from and against, any claims made by any broker or any person, for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person had, or claimed to have, dealings with such party in bringing about this Sublease. The provisions of this Paragraph shall survive the expiration or termination of this Sublease.

          19. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Premises unless legally required to do so to preserve the claim.

          20. NO WAIVER. The failure of Sublessor to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublessor. Sublessor's receipt and acceptance of Base Rent or Additional Charges, or Sublessor's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

          21. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any other manner other than by a written agreement executed by both parties.

          22. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease arising after the date of any such assignment or transfer, except

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

that Sublessor shall not be relieved and freed of its payment obligations to Overlandlord under the Main Lease which payment obligations are greater than the payment obligations of Subtenant to Sublessor hereunder unless Overlandlord and Sublessor otherwise agree.

    23. INTERPRETATION. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the state where the Premises is located. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. This Sublease may be executed in counterparts or with counterpart signature pages.

    24. CONSENT OF LANDLORD UNDER MAIN LEASE. This Sublease shall not be operative or effective for any purpose whatsoever unless and until Overlandlord shall have given its written consent as provided hereto and any conditions precedent with respect to such consent have been satisfied or waived. Sublessor shall have no obligation to satisfy any such conditions precedent provided, however, that Subtenant may, but shall not be obligated to, satisfy any such conditions precedent and Sublessor shall reasonably cooperate with Subtenant (at no cost or expense to Sublessor) in this regard. Subtenant shall be responsible for the payment of any administrative fees, attorneys fees or other charges required by Overlandlord in connection with such consent.

    25. HOLDING OVER; SURRENDER. Subtenant shall pay Sublessor a sum for each day that Subtenant retains possession of the Premises or any part thereof after termination of this Sublease, by lapse of time or otherwise, equal to two (2) times the sum which Sublessor is required to pay
Overlandlord for the Premises, and Subtenant shall also pay damages consequential as well as direct, sustained by Sublessor by reason of such retention. Nothing in this Section contained, however, shall be construed or operate as a waiver of Sublessor's right of reentry or any other right of Sublessor under this Sublease or of Overlandlord under the Main Lease. Upon termination of this Sublease, Subtenant shall be responsible for the removal of all alterations or improvements from the Premises which Overlandlord requires to be removed under the Main Lease, as well as all other surrender obligations with respect to the Premises under the Main Lease.

    26. SECURITY DEPOSIT. Subtenant agrees to deposit with Sublessor, upon the execution of this Sublease. $8,855.03 as security for the full and faithful performance by Subtenant of every term, provision, covenant, and condition of this Sublease. The security deposit will be

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

held by Sublessor, provided however, that Sublessor will have no obligation to segregate the amount from Sublessor's other funds. Upon the occurrence of a Default by Subtenant in respect to any of the terms, provisions, covenants, or conditions of this Sublease, including, but not limited to, payment of Rent, Sublessor may use, apply, or retain the whole or any part of the security so deposited for the payment of any such Rent in default, or for any other sum which Sublessor may expend or be required to expend by reason of Subtenant's Default, including, without limitation, any damage or deficiency in the reletting of the Premises, whether such damage or deficiency accrued before or after any reentry by Sublessor. If any of the deposit is so used, Subtenant, on written demand by Sublessor, will promptly pay to Sublessor such additional sum as may be necessary to restore the deposit to the original amount set forth in this Section. If Subtenant fully and faithfully complies with all of the terms, provisions, covenants, and conditions of this Sublease, the deposit, or any balance thereof will be returned to Subtenant after the last to occur of the following:

         (a)  the time fixed as the expiration of the Term of this Sublease;

         (b) the surrender of the Premises by Subtenant to Sublessor in accordance with this Sublease;

         (c) the receipt of Sublessor of all sums due pursuant to the Sublease. Except as otherwise required by law, Subtenant will not be entitled to any interest on such deposit.

    27. COUNTERPARTS. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

    28. NO OFFER. The submission of this Sublease shall not be deemed to be an offer, an acceptance, or a reservation of the Premises; and Sublessor shall not be bound hereby until Sublessor has delivered to Subtenant a fully executed copy of this Sublease, signed by both of the parties on the last page of this Sublease in the spaces herein provided. Until such delivery, Sublessor reserves the right to exhibit and lease the Premises to other prospective tenants.

    29. SUBLESSOR'S CONTINGENCY. Sublessor shall have no obligation under this Sublease unless and until Overlandlord shall have executed and delivered the First Amendment to Sublessor.

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

     IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Sublease as of the day and year first above written.


     SUBLESSOR:            IXL-SAN DIEGO, INC., a Delaware corporation

                           By:  /s/ David Watkins
                              --------------------------------------
                           Name: David Watkins
                                ------------------------------------
                           Title: President
                                 -----------------------------------


    SUBTENANT:             KINZAN.COM., a California corporation

                           By:  /s/ Gari L. Cheever
                              --------------------------------------
                           Name: Gari L. Cheever
                                ------------------------------------
                           Title: President & CEO
                                 -----------------------------------


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

ACKNOWLEDGED AND CONSENTED TO:

    C.B. Graham International, Inc., a Delaware corporation, Landlord under the Main Lease, hereby consents to the sublease of the Premises as described in the foregoing Sublease and confirms that the consent given hereby satisfies the requirements for landlord's consent of the subletting of the Premises set forth in the Main Lease.


    OVERLANDLORD:         C.B. GRAHAM INTERNATIONAL, INC.

                           By:
                              --------------------------------------
                           Name:
                                ------------------------------------
                           Title:
                                 -----------------------------------


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